UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

KCS Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13781 (Commission File Number)	22-2889587 (IRS Employer Identification No.)

5555 San Felipe, Suite 1200 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 877-8006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On November 18, 2004, KCS Energy, Inc. (“KCS”) was notified by the New York Stock Exchange (“NYSE”) that, in light of the recent resignation of one of its directors, it no longer satisfied Section 304 of the NYSE Listed Company Manual which requires that the individual classes comprising a classified board of directors be of approximately equal size and tenure.

        KCS intends to identify a replacement director as soon as possible, but no later than the mailing date of its proxy statement for the 2005 annual meeting of stockholders, to ensure that it continues to comply with Section 304 of the NYSE Listed Company Manual. In the event that KCS is unable to identify a qualified candidate for director prior to the mailing date of its proxy statement for the 2005 annual meeting of stockholders, KCS intends to reclassify its board in connection with the 2005 annual meeting of stockholders so that it continues to comply with Section 304 of the NYSE Listed Company Manual.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004	KCS ENERGY, INC. /s/ Frederick Dwyer Frederick Dwyer Vice President, Controller and Secretary